                               LIQUIDMARKET, INC.

                            1998 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of this 1998 Stock Incentive Plan (the "Plan") of LiquidMarket, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of the Company as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") (a "Subsidiary").

2. ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

     (1) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

     (2) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

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     (3) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

     (1) NUMBER OF SHARES. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to 2,200,000 shares of Common Stock of the Company ("Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (2) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(b) shall not be applicable.



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


5. STOCK OPTIONS

     (1) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (2) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (3) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (4) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (5) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (6) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an Option, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board and explicitly provided in the Option (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

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          (4) any combination of the above permitted forms of payment.

6. RESTRICTED STOCK

     (1) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     (2) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (1) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (2) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (3) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (4) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (5) ACQUISITION EVENTS.

          (1) CONSEQUENCES OF ACQUISITION EVENTS. (A) Subject to Section 8(e)(1)(B) below and except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event;
(iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (X) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (Y) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (X) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (Y), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof).

               (B) Notwithstanding anything to the contrary contained in Section 8(e)(1)(A) above and except to the extent otherwise provided in the instrument evidencing the

Award or in any other agreement between the Participant and the Company, all Restricted Stock Awards then outstanding shall be deemed to have become immediately free of all restrictions and all other stock-based Awards shall be deemed to have become immediately exercisable, realizable or vested in full, or shall be deemed to have become immediately free of all restrictions or conditions, as the case may be, immediately prior to a Termination Event (as defined below) in the event that, in contemplation of, upon or within 12 months after, the occurrence of an Acquisition Event, the Participant's employment with the Company or the acquiring or succeeding entity in such Acquisition Event is (or (in the case that the Participant is a consultant) the Participant's services to or for the Company or the acquiring or succeeding entity are) terminated (i) by the Participant, within 60 days after the occurrence of Good Reason (as defined below) or (ii) by the Company or the acquiring or succeeding entity, without Cause (as defined below) (each of the events described in this Section 8(e)(1)(B)(i) and (ii), a "Termination Event").

          (C) Notwithstanding the foregoing provisions of Section 8(e)(1)(B) above, in the event that the Board of Directors of the Company or the acquiring or succeeding entity is advised in writing by its independent public accountants that the removal of restrictions on, or the acceleration of the exercise or vesting dates of, outstanding Awards pursuant to Section 8(e)(1)(B) above would prevent the transaction resulting in the Acquisition Event described above in
Section 8(e)(1)(B) from being accounted for under the "pooling of interests" method of accounting, the Board of Directors of the Company or the acquiring or succeeding entity, as the case may be, shall have the right to determine that such removal of restrictions on, or such acceleration of the exercise or vesting dates of, outstanding Awards pursuant to Section 8(e)(1)(B) above, as the case may be, shall not apply with respect to such Acquisition Event.

          (D) The Company hereby covenants and agrees that it shall not enter into any binding agreement with respect to an Acquisition Event, unless the acquiring or succeeding entity in such Acquisition Event agrees in writing to be bound by the terms, conditions and obligations imposed on such acquiring or succeeding entity by this Section 8(e).

     (2) CERTAIN DEFINITIONS.

          (A) An "Acquisition Event" shall mean: (I) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (II) any sale of all or substantially all of the assets of the Company; (III) the complete liquidation of the Company; or (IV) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (B) "Good Reason" shall mean any (i) material and adverse diminution, on a cumulative basis, of the Participant's duties, authority, position, compensation (other than bonus or other discretionary elements of the Participant's compensation, if any) or aggregate benefits, without Cause or (ii) relocation (other than upon the Participant's request) of the principal executive offices of the Company or the acquiring or succeeding entity to a location more than 50 miles outside the city limits of Los Angeles, California.

          (C) "Cause" shall mean (i) the Participant's dishonesty, gross negligence or misconduct relating to his employment with, or services to or for, the Company or the acquiring or succeeding entity, (ii) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any felony or (iii) the Participant's breach or threatened breach of any provision of any nondisclosure and assignment of inventions agreement, non-competition agreement or other similar agreement entered into by the Participant and the Company or the acquiring or succeeding entity.

     (3) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (a) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (b) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (c) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (d) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. MISCELLANEOUS

     (1) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award. (1)

     (2) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (3) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (4) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     (5) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                            Adopted by the Board of Directors on

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

                                                       August 24, 1998

                                               Approved by the stockholders on
                                                        August 24, 1998

                               LIQUIDMARKET, INC.

                        Incentive Stock Option Agreement
                     GRANTED UNDER 1998 STOCK INCENTIVE PLAN

1. GRANT OF OPTION.

     This agreement evidences the grant by LiquidMarket, Inc., a Delaware corporation (the "Company") on [ ], 1998 to [ ], an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1998 Stock Incentive Plan (the "Plan"), a total of [ ] shares of common stock, $.001 par value of the Company ("Common Stock") (the "Shares") at $[____] per Share. Unless earlier terminated, this option shall expire on [_______] (the "Final Exercise Date ").

     It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. VESTING SCHEDULE.

     This option will become exercisable ("vest") as to: (i) 25% of the original number of Shares on [_______________], 1999, the first anniversary of the vesting commencement date of the option, and (ii) an additional 2.0833333% of the original number of Shares on the last day of each full calendar month after [_______________], 1999, until the option has become fully vested. This option shall expire on, and will not be exercisable after, the Final Exercise Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. EXERCISE OF OPTION.

     (1) FORM OF EXERCISE. Each election to exercise this option shall be in the form attached hereto as EXHIBIT A (or in such other form acceptable to the Company), signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares. (1)

     (2) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

     (3) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), PROVIDED THAT this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition, nondisclosure, assignment of inventions or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (4) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "Cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (5) DISCHARGE FOR CAUSE. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "Cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean (i) the Participant's dishonesty, gross negligence or misconduct (including the willful failure by the Participant to perform his or her responsibilities to the Company) relating to his employment with, or services to or for, the Company, (ii) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any felony or (iii) the Participant's breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition, assignment of inventions or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

4. DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAWS, ETC.

     (1) GENERAL. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Participant, PROVIDED THAT if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

     (2) LISTING, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

     (3) LEGENDS ON STOCK CERTIFICATES. All stock certificates representing shares of Common Stock issued to the Participant upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

         "The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in an Option Agreement, a copy of which will be furnished upon request by the issuer."

5. RIGHT OF FIRST REFUSAL.

     (a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer") any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the "Offered Shares"), the price per share and all other material terms and conditions of the transfer.

     (b) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Upon receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Offered Shares; PROVIDED THAT if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.

     (c) At the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

     (d) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, PROVIDED THAT such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5 shall remain subject to the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 5.

     (e) The following transactions shall be exempt from the provisions of this
Section 5:

          (1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

          (2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

          (3) any transfer of the Shares pursuant to the sale of all or substantially all of the business of the Company;

PROVIDED, HOWEVER, that in the case of a transfer pursuant to clause 1 above, such Shares shall remain subject to the right of first refusal set forth in this
Section 5 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 5.

     (f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 5 to one or more persons or entities.

     (g) The provisions of this Section 5 shall terminate upon the earlier of the following events:

          (1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

          (2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

     (h) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 5, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. AGREEMENT IN CONNECTION WITH PUBLIC OFFERING.

     The Participant agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a registration statement under the Securities Act of 1933, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and
(ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such initial offering.

7. WITHHOLDING.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

8. NONTRANSFERABILITY OF OPTION.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

9. DISQUALIFYING DISPOSITION.

     If the Participant disposes of Shares acquired upon exercise of this option within two years from the date of grant of the option or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

10. PROVISIONS OF THE PLAN.

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

         [The remainder of this page has intentionally been left blank]

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                        LIQUIDMARKET, INC.



Dated:                                  By:
      -----------------------              ------------------------------------
                                              Gauthier H. Groult, President




                            PARTICIPANT'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1998 Stock Incentive Plan.

                                       PARTICIPANT

                                       -----------------------------------------

                                       Address:
                                               ---------------------------------

                                       -----------------------------------------

                                                                       EXHIBIT A


                    NOTICE OF INCENTIVE STOCK OPTION EXERCISE

                                Date: ___________


LiquidMarket, Inc.
Attention: President

Dear Sir or Madam:

I am the holder of an Incentive Stock Option granted to me under LiquidMarket, Inc. (the "Company") 1998 Stock Incentive Plan on _________ for the purchase of _________ shares of Common Stock of the Company at a purchase price of $_________ per share.

I hereby exercise my option to purchase ________ shares of Common Stock (the "Shares"), for which I have enclosed _________ in the amount of _______. Please register my stock certificate as follows:

         Name(s):
                    ------------------------------------

                    ------------------------------------

         Address:
                    -------------------------------------
         Tax I.D. #:
                     ------------------------------------

         I REPRESENT, WARRANT AND COVENANT AS FOLLOWS:

1. I AM PURCHASING THE SHARES FOR MY OWN ACCOUNT FOR INVESTMENT ONLY, AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION OF THE SHARES IN VIOLATION OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY RULE OR REGULATION UNDER THE SECURITIES ACT.

2. I HAVE HAD SUCH OPPORTUNITY AS I HAVE DEEMED ADEQUATE TO OBTAIN FROM REPRESENTATIVES OF THE COMPANY SUCH INFORMATION AS IS NECESSARY TO PERMIT ME TO EVALUATE THE MERITS AND RISKS OF MY INVESTMENT IN THE COMPANY.

3. I HAVE SUFFICIENT EXPERIENCE IN BUSINESS, FINANCIAL AND INVESTMENT MATTERS TO BE ABLE TO EVALUATE THE RISKS INVOLVED IN THE PURCHASE OF THE SHARES AND TO MAKE AN INFORMED INVESTMENT DECISION WITH RESPECT TO SUCH PURCHASE.

4. I CAN AFFORD A COMPLETE LOSS OF THE VALUE OF THE SHARES AND AM ABLE TO BEAR THE ECONOMIC RISK OF HOLDING SUCH SHARES FOR AN INDEFINITE PERIOD.

5. I UNDERSTAND THAT (I) THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT, (II) THE SHARES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE; (III) IN ANY EVENT, THE EXEMPTION FROM REGISTRATION UNDER RULE 144 WILL NOT BE AVAILABLE FOR AT LEAST TWO YEARS AND EVEN THEN WILL NOT BE AVAILABLE UNLESS A PUBLIC MARKET THEN EXISTS FOR THE COMMON STOCK, ADEQUATE INFORMATION CONCERNING THE COMPANY IS THEN AVAILABLE TO THE PUBLIC, AND OTHER TERMS AND CONDITIONS OF RULE 144 ARE COMPLIED WITH; AND (IV) THERE IS NOW NO REGISTRATION STATEMENT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO ANY STOCK OF THE COMPANY AND THE COMPANY HAS NO OBLIGATION OR CURRENT INTENTION TO REGISTER THE SHARES UNDER THE SECURITIES ACT.

Very truly yours,



-----------------------------
(Signature)

                               LIQUIDMARKET, INC.

                       Nonstatutory Stock Option Agreement
                     GRANTED UNDER 1998 STOCK INCENTIVE PLAN

1. GRANT OF OPTION.

     This agreement evidences the grant by LiquidMarket, Inc., a Delaware corporation (the "Company") on [ ], 1998 to [ ], an [employee], [consultant], [director] of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1998 Stock Incentive Plan (the "Plan"), a total of [ ] shares of common stock, $.001 par value per share, of the Company ("Common Stock") (the "Shares") at $[ ] per Share. Unless earlier terminated, this option shall expire on [_______] (the "Final Exercise Date ").

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations as promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. VESTING SCHEDULE.

     This option will become exercisable ("vest") as to (i) 25% of the original number of Shares on [________________], 1999, the first anniversary of the vesting commencement date of the option, and (ii) an additional 2.0833333% of the original number of Shares on the last day of each full calendar month after [________________], 1999, until the option has become fully vested. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the earlier termination of this option under Section 3 hereof or the Plan.

3. EXERCISE OF OPTION.

     (1) FORM OF EXERCISE. Each election to exercise this option shall be in the form attached hereto as EXHIBIT A (or in such other form acceptable to the Company), signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (2) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in
Section 424(e) or (f) of the Code (an "Eligible Participant").

     (3) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), PROVIDED THAT this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition, nondisclosure, assignment of inventions or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (4) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "Cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (5) DISCHARGE FOR CAUSE. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "Cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean (i) the Participant's dishonesty, gross negligence or misconduct (including the willful failure by the Participation to perform his or her responsibilities to the Company) relating to his employment with, or services to or for, the Company, (ii) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any felony or (iii) the Participant's breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition, assignment of inventions or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

4. DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAWS, ETC.

     (1) GENERAL. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Participant, PROVIDED THAT if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

     (2) LISTING, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

     (3) LEGENDS ON STOCK CERTIFICATES. All stock certificates representing shares of Common Stock issued to the Participant upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

         "The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in an Option Agreement, a copy of which will be furnished upon request by the issuer."

5. RIGHT OF FIRST REFUSAL.

     (1) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer") any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the "Offered Shares"), the price per share and all other material terms and conditions of the transfer.

     (2) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Upon receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Offered Shares; PROVIDED THAT if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.

     (3) After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

     (4) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, PROVIDED THAT such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5 shall remain subject to the right of first refusal set forth in this Section 5 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 5.

     (5) The following transactions shall be exempt from the provisions of this
Section 5:

          (1) a transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

          (2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

          (3) any transfer of the Shares pursuant to the sale of all or substantially all of the business of the Company;

PROVIDED, HOWEVER, that in the case of a transfer pursuant to clause 1 above, such Shares shall remain subject to the right of first refusal set forth in this
Section 5 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 5.

     (6) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 5 to one or more persons or entities.

     (7) The provisions of this Section 5 shall terminate upon the earlier of the following events:

          (1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

          (2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

     (h) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 5, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. AGREEMENT IN CONNECTION WITH PUBLIC OFFERING.

     The Participant agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a registration statement under the Securities Act of 1933, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and
(ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

7. WITHHOLDING.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

8. NONTRANSFERABILITY OF OPTION.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

9. PROVISIONS OF THE PLAN.

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

         [The remainder of this page has intentionally been left blank]

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                  LIQUIDMARKET, INC.


Dated: ________________________     By:_______________________________________
                                          Gauthier H. Groult, President



                            PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1998 Stock Incentive Plan.

                                   PARTICIPANT


                                   ------------------------------------------

                                    Address:
                                            ---------------------------------

                                   ------------------------------------------

                                                                       EXHIBIT A


                  NOTICE OF NONSTATUTORY STOCK OPTION EXERCISE

                                Date: ___________


LiquidMarket, Inc.
Attention: President

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me under LiquidMarket, Inc. (the "Company") 1998 Stock Incentive Plan on _________ for the purchase of _________ shares of Common Stock of the Company at a purchase price of $_________ per share.

I hereby exercise my option to purchase ________ shares of Common Stock (the "Shares"), for which I have enclosed _________ in the amount of _______. Please register my stock certificate as follows:

         Name(s):
                  ---------------------------------

                  ---------------------------------
         Address:
                  ---------------------------------
         Tax I.D. #:
                    -------------------------------

         I REPRESENT, WARRANT AND COVENANT AS FOLLOWS:

1. I AM PURCHASING THE SHARES FOR MY OWN ACCOUNT FOR INVESTMENT ONLY, AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION OF THE SHARES IN VIOLATION OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY RULE OR REGULATION UNDER THE SECURITIES ACT.

2. I HAVE HAD SUCH OPPORTUNITY AS I HAVE DEEMED ADEQUATE TO OBTAIN FROM REPRESENTATIVES OF THE COMPANY SUCH INFORMATION AS IS NECESSARY TO PERMIT ME TO EVALUATE THE MERITS AND RISKS OF MY INVESTMENT IN THE COMPANY.

3. I HAVE SUFFICIENT EXPERIENCE IN BUSINESS, FINANCIAL AND INVESTMENT MATTERS TO BE ABLE TO EVALUATE THE RISKS INVOLVED IN THE PURCHASE OF THE SHARES AND TO MAKE AN INFORMED INVESTMENT DECISION WITH RESPECT TO SUCH PURCHASE.

4. I CAN AFFORD A COMPLETE LOSS OF THE VALUE OF THE SHARES AND AM ABLE TO BEAR THE ECONOMIC RISK OF HOLDING SUCH SHARES FOR AN INDEFINITE PERIOD.

5. I UNDERSTAND THAT (I) THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT, (II) THE SHARES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE; (III) IN ANY EVENT, THE EXEMPTION FROM REGISTRATION UNDER RULE 144 WILL NOT BE AVAILABLE FOR AT LEAST TWO YEARS AND EVEN THEN WILL NOT BE AVAILABLE UNLESS A PUBLIC MARKET THEN EXISTS FOR THE COMMON STOCK, ADEQUATE INFORMATION CONCERNING THE COMPANY IS THEN AVAILABLE TO THE PUBLIC, AND OTHER TERMS AND CONDITIONS OF RULE 144 ARE COMPLIED WITH; AND (IV) THERE IS NOW NO REGISTRATION STATEMENT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO ANY STOCK OF THE COMPANY AND THE COMPANY HAS NO OBLIGATION OR CURRENT INTENTION TO REGISTER THE SHARES UNDER THE SECURITIES ACT.

Very truly yours,



-----------------------------
(Signature)